Exhibit 32
CERTIFICATION
     The undersigned certifies pursuant to 18 U.S.C. § 1350, that:
(1)	The accompanying Quarterly Report on Form 10-Q for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2007	By: /s/ John C. Hertig
Chief Executive Officer
By: /s/ Scott P. Youngstrom
Chief Financial Officer